UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a – 6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

RANCON REALTY FUND V, A CALIFORNIA LIMITED PARTNERSHIP

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CALLERS SCRIPT

RANCON REALTY FUND V

Once contact has been established with the Limited Partners:

(Mr/Ms) Name, I represent your partnership, Rancon Realty Fund V. We are calling the limited partners in Fund V to confirm their receipt of the Consent Solicitation Statement which was mailed on April 21. Have you received the solicitation?

[Caller Response]

If yes, then: (Mr/Ms) Name, our records indicate you hold (X#) units in Fund V. Your partnership asked me to contact you and explain that this consent solicitation is regarding the sale of the properties of Fund V and the dissolution of Fund V. The General Partners recommend that you vote “FOR” the proposal for a variety of reasons; the summary of which can be found in the cover letter of the Consent Solicitation Statement. If you have any further questions, or if you require assistance in filling out the Consent Form, please contact Preferred Partnership Services, Inc. toll free at 888-909-7774.

If no, then: Would you mind if I checked your mailing address against our records so that we can get a copy of this Consent Solicitation Statement out to you? [Read back address and note changes.] (Mr/Ms) Name, I will make certain a copy of this Consent Solicitation Statement gets in the mail to you immediately.